UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CID HoldCo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In connection with the previously filed proxy statement on Schedule 14A filed by CID Holdco, Inc. (the "Company") filed the attached Current Report on Form 8-K relating to the financing described in Proposal 4A.

Attached hereto is a copy of the Form 8-K filed with the U.S. Securities and Exchange Commission on April 20, 2026.

Additional Information and Where to Find It

The Company filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A on April 17, 2026, and may file other documents with the SEC regarding the proposals described therein. This information is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive proxy statement and other relevant materials for the proposed transaction will be mailed or otherwise made available to stockholders of the Company as of March 23, 2026. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company at 5661 S Cameron St, Suite 100, Las Vegas, Nevada 89118 or by telephone at (303)-332-4122.

Participants in the Solicitation

The Company and its directors and executive officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding the persons who may be deemed participants in the solicitation of proxies in connection with the proposed transaction was included in the definitive proxy statement that was filed with the SEC on April 17, 2026. You can find more information about the Company's directors and executive officers in its Annual Report for the year ended December 31, 2025, on Form 10-K filed with the SEC on March 11, 2026. You may obtain a free copy of these documents as indicated above.

No Offer or Solicitation

This information shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This information shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

CID HoldCo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2026 (the “Effective Date”), CID Holdco, Inc. (the “Company”) entered into a series of financing agreements (collectively, the “Financing Transaction”) with White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), consisting of, among other documents, (i) a Common Stock Purchase Agreement (the “CSPA”), (ii) a Registration Rights Agreement (the “Registration Rights Agreement”), (iii) a Note Purchase Agreement (the “Note Purchase Agreement”), (iv) a Senior Secured Convertible Promissory Note (the “Note”), and (v) a Common Stock Purchase Warrant (the “Commitment Warrant” and, together with the CSPA, the Registration Rights Agreement, the Note Purchase Agreement, and the Note, the “Transaction Documents”). The material terms of each Transaction Document are summarized below.

Common Stock Purchase Agreement

The Company entered into the CSPA with the Investor, pursuant to which the Company has the right, but not the obligation, to require the Investor to purchase, from time to time, up to $10,000,000 of the Company's common stock, par value $0.0001 per share (the “Common Stock”), during the period commencing on the Effective Date and ending on December 31, 2028 (the “Commitment Period”). The sales of Common Stock by the Company to the Investor will be made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

Rapid Purchase Notices. At the Company's sole discretion, the Company may direct the Investor to purchase a specified number of shares of Common Stock by delivering a rapid purchase notice (a “Rapid Purchase Notice”). The purchase price per share (the “Rapid Purchase Price”) equals the average of the three lowest traded prices of the Common Stock during the two-hour period immediately following delivery of the notice. Settlement occurs no later than one business day following delivery of the Rapid Purchase Notice, with the Investor delivering to the Company an amount equal to the number of shares purchased multiplied by the Rapid Purchase Price.

VWAP Purchase Notices. At the Company's sole discretion, the Company may direct the Investor to purchase a specified number of shares of Common Stock by delivering a VWAP purchase notice (a “VWAP Purchase Notice”). The purchase price per share equals 97% of the lowest daily volume-weighted average price (“VWAP”) of the Common Stock during the three consecutive business days following the notice (the “VWAP Purchase Valuation Period”). Settlement occurs no later than one business day following the VWAP Purchase Valuation Period. Each VWAP Purchase Notice is limited to 60% of the trailing five-day average daily trading volume, subject to waiver by the Investor.

Commitment Shares. As consideration for the Investor's execution and delivery of, and agreement to perform under, the CSPA, the Company will issue to the Investor, within three business days following the effectiveness of the registration statement described below, a number of shares of Common Stock (the “Commitment Shares”) equal to a commitment fee amount of $120,000 divided by the closing price of the Common Stock on the trading day immediately preceding the earlier of (i) the date on which the registration statement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and (ii) the date that is 180 calendar days following the Effective Date. The Commitment Shares are fully earned as of the Effective Date.

Beneficial Ownership Limitation. The Investor may not acquire shares that would cause its beneficial ownership to exceed 4.99% of the outstanding Common Stock, subject to increase to 9.99% upon mutual written agreement of the Company and the Investor, effective not less than 61 days after such mutual written agreement.

Exchange Cap. Pursuant to the rules of the Nasdaq Capital Market (the “Nasdaq”), the Company may not issue shares of Common Stock under the CSPA and the other Transaction Documents in excess of 19.99% of the Company's outstanding shares of Common Stock as of the Effective Date (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap (the “Stockholder Approval”).

Stockholder Approval. The Company has agreed to use commercially reasonable efforts to hold a stockholder meeting as soon as reasonably practicable, but in no event later than May 15, 2026, for the purpose of obtaining the Stockholder Approval; provided that the meeting may be adjourned one or more times for purposes of soliciting additional votes for the Stockholder Approval for not more than thirty (30) calendar days. If the Stockholder Approval is not obtained by the first required meeting date, the Company must hold additional stockholder meetings every 180 days thereafter until such approval is obtained, for a period of 720 days.

Variable Rate Transaction Prohibition. From the Effective Date until the end of the Commitment Period, the Company is prohibited from effecting or entering into an agreement to effect any variable rate transaction without the Investor's prior written consent. Notwithstanding the foregoing, the Company is permitted to effect (a) a secondary offering of shares of Common Stock or other equity securities of the Company, provided the aggregate amount of such offering does not exceed $10,000,000, (b) a private placement of convertible preferred stock or other securities convertible or exercisable into Common Stock at a fixed conversion or exercise price, provided that the aggregate amount of such offering does not exceed $10,000,000, and/or (c) a transaction backed by a bona fide purchase order that qualifies for factoring by a traditional commercial factor at a factoring rate of less than 3% per month and has a face value of no less than $5,000,000.

Registration Failure Payments. If the registration statement described below is not filed within 30 days of the Effective Date, the Company is required to pay the Investor liquidated damages of $250,000.

Stockholder Approval Failure Payments. If the stockholder meeting is not held on or before May 15, 2026, the Company is required to pay the Investor liquidated damages of $250,000.

Termination. The Company may terminate the CSPA upon five trading days' prior written notice to the Investor or concurrently with the closing of any subsequent financing, subject to certain conditions, including that there are no outstanding purchase notices and the Company has paid all amounts owed to the Investor. The CSPA also terminates automatically upon the earlier of the end of the Commitment Period or the commencement of bankruptcy proceedings.

Note Purchase Agreement and Senior Secured Convertible Promissory Note

The Company entered into the Note Purchase Agreement with the Investor, pursuant to which the Investor has agreed to purchase from the Company senior secured convertible promissory notes in an aggregate principal amount of up to $2,875,000, reflecting a 20% original issue discount applied to aggregate loan proceeds of up to $2,300,000 (the “Note Purchase Price”).

Funding. The Note Purchase Price will be funded in up to ten monthly tranches of $230,000 each (each, a “Tranche,” with a corresponding principal amount of $287,500). The first closing under the Note Purchase Agreement will occur within one trading day after the Company's filing of the Registration Statement with the SEC. Neither party is obligated to fund or request any individual Tranche after the first two required subsequent closings; each subsequent funding requires the affirmative, mutual written authorization of both parties. The Company will only accrue principal and original issue discount obligations for Tranches actually funded.

Accelerated Funding. The full remaining Note Purchase Price may be funded in a single disbursement at the Company's discretion, provided the Company has received a bona fide purchase order with a face value of at least $5,000,000 that qualifies for factoring at a rate of less than 3% per month. The Company must provide the Investor with written notice and supporting documentation at least five business days before the requested funding date.

Interest and Maturity. The Note bears interest at 8% per annum on the principal amount, with the interest for the first six months accruing immediately and guaranteed. Each Tranche matures six months after its respective funding date.

Conversion. The Notes will be convertible at the option of the Investor into shares of Common Stock at a variable conversion price equal to 80% of the lowest daily VWAP of the Common Stock during the 15 trading days before the conversion notice.

Default Conversion Price. Upon the occurrence of an Event of Default (as described below) that is not cured within ten (10) business days (if curable), the conversion price may, at the Investor's option, be reduced to $0.01 per share (the “Default Conversion Price”).

Beneficial Ownership Limitation. The Note is subject to a beneficial ownership limitation of 4.99%, subject to increase to 9.99% upon 61 days' prior written notice by the Investor to the Company.

Security Interest. The Notes will be senior secured obligations of the Company, with priority over all existing and future indebtedness of the Company. The obligations under the Note are secured by all of the assets, personal property of every kind, intellectual property, claims, products and proceeds of the Company. The Note is currently structured as a second priority lien, subordinated to the Company's obligations to J.J. Astor & Co. (“J.J. Astor”) pursuant to a loan agreement dated December 4, 2025, until those obligations are discharged in full. So long as any obligation under the Note remains outstanding, the Company may not incur or guarantee any indebtedness that is senior to or pari passu with its obligations under the Note, other than the J.J. Astor obligations. In connection with the Note Purchase Agreement, the Company also entered into a security agreement granting the Investor a second priority lien, subordinated to the Company's obligations to J.J. Astor, in all assets of the Company, and an intellectual property security agreement granting the Investor a second priority lien, subordinated to the Company's obligations to J.J. Astor, in all its intellectual property assets.

Use of Proceeds. The Company is required to use the proceeds from the sale of the Notes to make its scheduled monthly payments under the J.J. Astor loan. In addition, while any portion of any Note is outstanding, if the Company receives cash proceeds from the issuance of securities pursuant to the CSPA or from the exercise of the Commitment Warrant, the Investor has the right to require the Company to immediately apply up to 10% of such proceeds to repay outstanding amounts under the Notes.

Right of First Refusal and Roll-Over Rights. For so long as any Note remains outstanding, prior to entering into any equity, equity-linked, or debt financing with any third party (a “Subsequent Financing”), the Company must present the terms of such financing to the Investor as a right of first refusal, and the Investor has the option to participate on a pro rata basis. In addition, the Investor has the right to roll over all or any portion of the outstanding principal amount of the Notes, together with accrued but unpaid interest, into the securities issued in a Subsequent Financing on the same terms and conditions applicable to other investors.

Variable Rate Prohibition. For so long as any Note remains outstanding, the Company may not enter into, issue, or amend any variable rate transaction or equity-linked financing with price reset or floating conversion features without the Investor's prior written consent, except where the proceeds are used to repay all of the Notes in full. Notwithstanding the foregoing, the Company is permitted to effect (a) a secondary offering of shares of Common Stock or other equity securities of the Company, provided the aggregate amount of such offering does not exceed $10,000,000, (b) a private placement of convertible preferred stock or other securities convertible or exercisable into Common Stock at a fixed conversion or exercise price, provided that the aggregate amount of such offering does not exceed $10,000,000, and/or (c) a transaction backed by a bona fide purchase order that qualifies for factoring by a traditional commercial factor at a factoring rate of less than 3% per month and has a face value of no less than $5,000,000.

Events of Default. Events of Default under the Note include, among others: (i) failure to pay principal or interest when due; (ii) failure to deliver conversion shares; (iii) breach of any covenant or representation in the Note or any Transaction Document; (iv) bankruptcy, insolvency, or liquidation; (v) delisting of the Common Stock from Nasdaq; (vi) failure to timely comply with Exchange Act reporting requirements; (vii) loss of DTC/FAST eligibility; (viii) cessation of operations; (ix) entry into a Section 3(a)(9) or 3(a)(10) transaction (other than permitted transactions); and (x) cross-default with all other agreements between the Company and the Investor, including the CSPA, the Commitment Warrant, and the Registration Rights Agreement. Upon an Event of Default, the outstanding principal, accrued interest, and all other amounts owed become immediately due and payable, and the Investor may elect to use the Default Conversion Price of $0.01 per share.

Stockholder Approval Deadline. The Company is required to obtain stockholder approval for the issuance of securities under the Financing Transaction documents no later than May 15, 2026 (as such date may be extended if the meeting is adjourned one or more times for purposes of soliciting additional votes for the Stockholder Approval for not more than thirty (30) calendar days). Failure to obtain stockholder approval by such date constitutes an Event of Default under the Note Purchase Agreement, and the Investor may elect to use the Default Conversion Price.

Registration Rights Agreement

In connection with the Financing Transaction, the Company entered into the Registration Rights Agreement with the Investor, pursuant to which the Company has agreed to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC within 15 business days after the Effective Date, covering the resale by the Investor of the shares of Common Stock issuable under the CSPA, including the Commitment Shares and shares issuable upon exercise of the Commitment Warrant, as well as the shares of Common Stock issuable upon conversion of the Notes.

Commitment Warrant

In further consideration for the Investor's execution and delivery of the CSPA, the Company issued to the Investor the Commitment Warrant, which entitles the Investor to purchase up to $2,000,000 of shares of Common Stock at an exercise price per share equal to 99% of the closing sales price of the Common Stock on the trading day prior to the exercise date. The Commitment Warrant has a five-year term from the initial exercise date subject to earlier termination by the Company upon five trading days' prior written notice to the Investor. The Commitment Warrant is fully earned as of the Effective Date.

Beneficial Ownership Limitation. The Commitment Warrant is subject to a beneficial ownership limitation of 4.99%, subject to increase to 9.99% upon notice to and with the consent of the Company.

Exercise Limitations. Each exercise of the Commitment Warrant is limited to 5% of the greater of the trading volume on the day before or the day of the exercise notice. In addition, the Commitment Warrant may not be exercised if the closing sales price of the Common Stock on the trading day before the notice of exercise is less than the closing sales price on each of the two prior trading days, subject to waiver by the Company.

Rapid Purchase Notice Override. If the Investor delivers a notice of exercise of the Commitment Warrant, the Company may elect within two hours to instead deliver a Rapid Purchase Notice for the same number of shares, in which case the Warrant exercise is deemed void.

Cashless Exercise. The Commitment Warrant includes a cashless exercise provision available after the six-month anniversary of the CSPA if there is no effective registration statement covering the resale of the warrant shares.

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the full text of the CSPA, the Registration Rights Agreement, the Note Purchase Agreement, the Note, and the Commitment Warrant, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 4.1 to this Current Report, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02.

The issuance of the Commitment Shares and the Commitment Warrant were not registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated April 17, 2026, by and between CID Holdco, Inc. and White Lion Capital, LLC
10.1	Common Stock Purchase Agreement, dated April 17, 2026, by and between CID Holdco, Inc. and White Lion Capital, LLC
10.2	Registration Rights Agreement, dated April 17, 2026, by and between CID Holdco, Inc. and White Lion Capital, LLC
10.3	Note Purchase Agreement, dated April 17, 2026, by and between CID Holdco, Inc. and White Lion Capital, LLC
10.4	Form of Senior Secured Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: April 20, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
President and Chief Executive Officer